UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 29, 2025

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Act or Rule 12b-2 of the Exchange Act.

☐	Emerging growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 29, 2025, HomeStreet Inc. (the "Company") held the 2025 Annual Meeting of Shareholders (the "2025 Annual Meeting"). Based on the certified voting report provided by the inspector of elections for the 2025 Annual Meeting, the Company's shareholders elected all eight director candidates nominated by the Board and approved Proposals 2 and 3, all as described in the proxy statement for the 2025 Annual Meeting.

Proposal 1

Shareholders re-elected the following eight directors with terms ending at the 2026 Annual Meeting of Shareholders (or upon the due election and qualification of their respective successors).

Official Results

Nominee	For	Against	Abstain	Broker Non-Votes
Mark K. Mason	12,844,793	264,538	33,440	2,442,728
Scott M. Boggs	12,686,695	421,300	34,776	2,442,728
Sandra A. Cavanaugh	13,043,600	65,077	34,094	2,442,728
Jeffrey D. Green	13,069,519	37,747	35,505	2,442,728
Joanne R. Harrell	13,057,813	52,176	32,782	2,442,728
James R. Mitchell, Jr.	13,065,125	44,247	33,399	2,442,728
Nancy D. Pellegrino	13,056,657	52,060	34,054	2,442,728
S. Craig Tompkins	12,893,316	213,129	36,326	2,442,728

Proposal 2

Shareholders approved on an advisory (non-binding) basis, as set forth below, the compensation of the Company's named executive officers for 2024.

Official Results

	For	Against	Abstain	Broker Non-Votes
Approval on an advisory (non-binding) basis of the compensation of the Company's named executive officers for 2024.	12,412,036	680,253	50,482	2,442,728

Proposal 3

Shareholders ratified on an advisory (non-binding) basis, as set forth below, the appointment of Crowe LLP as the Company's independent registered accounting firm for the fiscal year ending December 31, 2025.

Official Results

	For	Against	Abstain
Appointment of Crowe LLP	15,481,289	30,402	73,808

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2025

HomeStreet, Inc.

By:	/s/ John M. Michel
John M. Michel
Executive Vice President and Chief Financial Officer